                                                                   EXHIBIT 10(q)


                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT, effective as of August 13, 2001 (the "Effective Date"), is made between LARRY J. PITORAK ("Employee") and THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation with its principal place of business in Cleveland, Ohio ("Employer").
         WHEREAS, Employee previously has worked for Employer in an at-will relationship, in a capacity as an Executive Officer of Employer, which relationship the parties mutually have decided to terminate; and
         WHEREAS, Employer desires to continue to employ Employee for the term of this Agreement and Employee desires to accept such employment, all under the terms and conditions set forth herein;
         NOW, THEREFORE, in consideration of the terms, conditions, premises, and the mutual covenants set forth herein, the parties to this Agreement hereby agree as follows:
         i) SCOPE AND NATURE OF EMPLOYMENT ASSIGNMENT. Employer shall employ Employee in the position or capacity of an employee on "Special Assignment," without specific assigned duties or employment obligations, but subject always to the direction and control of Employer, its officers and authorized agents, and Employee hereby accepts such assignment.
         ii) TERM OF AGREEMENT. The Term of this Agreement shall be from August 13, 2001 to April 30, 2003, unless it is terminated sooner in accordance with, and subject to, Section 12 herein.
         iii) COMPENSATION.


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                  (1) IN GENERAL. The term "Compensation" shall mean Employee's
"Base Pay" and "Bonus," as defined below.
                  (2) BASE PAY: For the duration of the term of this Agreement, Employer shall pay to Employee, utilizing payroll practices consistent with those applicable to other Top-5 Officers (as defined below) of Employer at the time such payments are made, a bi-weekly salary of Fifteen Thousand Six Hundred Twenty Four and 00/100 Dollars ($15,624.00), less applicable and usual tax and other withholdings and employee contributions to benefit plans.
                  (3) BONUS: For calendar years 2001 and 2002, in the event a bonus or other short-term incentive award payment is paid to other executives of Employer who are identified as being among the top five officers of Employer in its annual Proxy Statement as filed pursuant to the Securities Exchange Act of 1934 ("Top-5 Officers"), pursuant to the Sherwin-Williams Management Incentive Plan ("SWIMP"), or its successor plan or program, then Employer shall pay such a bonus or other short-term incentive award payment to Employee, at a time and in the manner in which such payment is made to such other Top-5 Officers of Employer. With respect to calendar years 2001 and/or 2002, the amount of such bonus or other short-term incentive, if paid or payable shall be on the basis of:
                  Ninety percent (90%) of achievement (48% of Base Pay) in each year; provided, however, if the average percent of achievement of such Top-5 Officers shall exceed ninety percent, Employer will pay him at the average achievement level of such Top-5 Officers, not to exceed 100% of goal achievement (60% of Base Pay).


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         iv)      STOCK OPTIONS:
                  (1) VESTING. All unvested stock options will continue to vest through the term of this Agreement such that Employee's service under this Agreement shall be deemed employment service under Employer's stock option plan. In the event Employee elects to "Retire" under this Agreement (as defined in Section 10 of this Agreement), all unvested options at such time shall become fully vested. In the event of a Change of Control (as defined under Section 11 herein), all unvested options shall become fully vested.
                  (2) EXERCISE PERIOD. All stock options which are fully vested as of August 13, 2001 shall be fully exercisable in accordance with their terms during the term of this Agreement. Thereafter, such options shall be exercisable in accordance with their terms, provided, however, that if Employee Retires under this Agreement, he shall have: (a) a period of ten years from date of original grant to exercise such options granted on or after February 4, 1998, and (b) a period of three years from date of Retirement to exercise options granted prior to February 4, 1998, but in no event later than the time such options would otherwise expire by their terms. All stock options which vest fully after September 1, 2001 shall be exercisable after becoming so vested, throughout the term of this Agreement; provided, however, that if Employee Retires upon termination of this Agreement, he shall have a period of ten years from the date of grant to exercise such options.
                  (3) ISO STATUS. Incentive Stock Options shall retain their status as such during the period of this Agreement. Such options, however, shall be converted to nonqualified stock options if not exercised within ninety (90) days of Employee's Retirement.
         v) RESTRICTED STOCK. Management of the Employer shall recommend to The Compensation and Management Development Committee of Employer's Board of Directors to


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approve the early retirement of Employee as provided in this Agreement, pursuant to Section 3(d) of the Restricted Stock Grants between Employer and Employee dated February 7, 2001 and February 3, 1999 (the "Grants"), respectively, which were made pursuant to The Sherwin-Williams Company 1994 Stock Plan (the "1994 Stock Plan"). Such approval shall entitle Employee to continue his rights thereunder in full (i.e., without proration of the number of shares granted thereunder for the portion of the Restriction Period completed as of the date of such Retirement), and, upon termination of this Agreement and Employee's Retirement, Employee will be treated as if he had remained employed in a Participating Position throughout the entire Restriction Period (as those terms are defined under the 1994 Stock Plan).
         vi) RETIREMENT PLANS. The following four plans identified below shall be referred to collectively as the "Retirement Plans".
                  (1) SALARIED EMPLOYEES' REVISED PENSION INVESTMENT PLAN AND PENSION INVESTMENT EQUALIZATION PLAN. Employee shall be entitled to Employer contributions under these two plans, in accordance with their terms, based upon the Compensation paid to him under this Agreement, during the term of this Agreement. In the final calendar year of this Agreement, in the event Employee Retires, he shall be eligible for Employer contributions under these plans even if he is not employed by Employer on the last day of the plan year.
                  (2) EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN AND DEFERRED COMPENSATION SAVINGS PLAN. Employee shall be entitled to make salary deferral contributions and to receive Employer matching contributions and Company Bonus Contributions (as defined under these plans), in accordance with their terms, based upon Compensation paid to him under this Agreement, during the term of this Agreement.
         vii)     EMPLOYEE BENEFIT PLANS.


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                  (1) HEALTH, MEDICAL, DENTAL, AND VISION COVERAGES; MEDICAL
SPENDING ACCOUNTS. Employee shall continue to be eligible to participate in Employer's health, medical, dental, vision and medical spending account programs, on the same basis as any other Top-5 Officer of Employer, during the term of this Agreement. Employee shall experience a "qualifying event" (as that term is defined under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA")) on the date this Agreement terminates, by reason of expiration of its term or earlier termination in accordance with Paragraph 12 of this Agreement.
                  (2) RETIREE HEALTH CARE. Employee shall be eligible to elect coverage under Employer's Retiree Medical Program, in the event of Employee's Retirement upon termination of this Agreement. Notwithstanding the foregoing, in the event Employee Retires, enrolls in the Retiree Health Care plan, and suspends such election (for example, because he or his spouse becomes employed with another employer which provides such similar coverage), he nevertheless shall remain eligible to participate in the Retiree Medical Program at such later date as he may designate.
                  (3) EXECUTIVE LIFE INSURANCE PLAN. Employer shall pay the current annual premium under this program for Employee, as is necessary to provide a pre-retirement death benefit under the plan equal to three times Base Pay, until he reaches age sixty-two (62). At such time, Employer will roll out or release to Employee an insurance policy that will provide paid up life insurance coverage, for the life of Employee, in the face amount (i.e., with a death benefit of) two times Final Salary (as defined under the Executive Life Insurance Plan), or at Employee's option, a payout of the cash surrender value at that time less the Company's investment in the premium from inception date of the Plan.


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                  (4) DISABILITY COVERAGE. Employee waives coverage under the
Short-Term Disability Plan as of August 13, 2001. Coverage under Employer's Executive Group Long-Term Disability Plan shall continue (fully paid by Employer) through the date of Employee's Retirement (subject to Paragraph 12 herein). Thereafter, Employee may continue coverage pursuant to the terms of the Plan.
                  (5) LIABILITY COVERAGES. Coverage under Employer's Umbrella Liability, Business Travel Accident, Dependent Life and Voluntary Personal Accident programs shall continue or be made available to Employee during the term of this Agreement, on the same basis as made available to Top-5 Officers of Employer, except that, if Employee Retires prior to the end of this Agreement (but subject to Paragraph 12 herein), his continuation or conversion coverage rights will be determined under the applicable plans.
                  (6) PERKS/FRINGES: Except as set forth below, Employee shall be entitled to receive such perquisites and fringe benefits during the term of this Agreement to which he was entitled while he was a Top-5 Officer of Employer including, but not limited to, benefits under the General Executive Automobile Policy (such as lease costs, taxes, vehicle title costs, insurance, maintenance, repairs, and fuel), home security system monitoring, cellular telephone expenses, reimbursement for dues at The Club at Key Center, reimbursement for dues for professional associations of which Employee was a member on the Effective Date, personal umbrella liability insurance reimbursement, or other policies or programs of Employer. In addition, Employer shall forgive the remaining indebtedness to it by Employee related to the unpaid portion of the value of the vehicle in excess of Employee's entitlement under the General Executive Automobile Policy, and shall transfer title of the vehicle to Employee on or before Employee's Retirement hereunder, on a date as designated by Employee.


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         viii)    PLAN PROCEDURAL MATTERS; FURTHER AMENDMENT OF PLANS.
                  (1) PROCEDURES. During the term of this Agreement, except as otherwise specifically agreed in this Agreement. Employer will treat Employee as an employee at will, provide to Employee, on a timely basis, all notices, forms, Summary Plan Descriptions, Summaries of Material Modifications, and the like, as are required by ERISA and other applicable laws to be furnished to participants in the Retirement Plans and Employee Benefit Plans, as described in Sections 6 and 7 above, including such forms as may be requested by Employee to designate a beneficiary to receive any payment hereunder in the event of the death of Employee prior to termination of this Agreement.
                  (2) PLAN MODIFICATIONS. Nothing in this Agreement is to be construed to prevent Employer from amending, modifying, terminating, or suspending any plan, program, policy, procedure, or practice hereunder, provided that such amendment, modification, termination or suspension is of general application to all participants or employees covered thereunder and not of unique or separate application to Employee; and provided further, hereunder, that no such amendment, modification, termination, or suspension hereunder shall deprive Employee of any right with respect to which he already is vested. Notwithstanding the foregoing, it is expressly understood that any amendments or modifications to, or replacement of, the Retirement Plans and Employee Benefit Plans described in Sections 6 and 7 above, or the SWIMP described in Paragraph 3 above, which are of general application to employees of Employer (or to the Top-5 Officers of Employer, as the case may be), similarly will apply to, or inure to the benefit of, Employee during the term of this Agreement.
         ix) OUTPLACEMENT ASSISTANCE. Employer shall pay for outplacement assistance through Ratliff, Taylor & Lekan, Inc. until Employee secures permanent, full-time employment.


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


         x) RETIRE OR RETIREMENT. Employee shall be deemed to have "Retired" or elected "Retirement" under this Agreement, upon: (i) the termination of this Agreement, (ii) notification of his intent to "Retire" to either the Vice President of Human Resources or the Director of Compensation and Benefits of Employer at least one business day prior to the proposed effective date of such Retirement, and (iii) Employee's completion of such routine administrative forms as may be designated by Employer for such purpose. It is understood that, subject to this Agreement, once Employee Retires, stock options in Paragraph 4 and employee benefit plans in Paragraph 7 will be administered in accordance with the terms of those plans.
         xi) AMENDED AND RESTATED SEVERANCE PAY AGREEMENT. Employee and Employer are parties to an Amended and Restated Severance Pay Agreement, effective as of April 23, 1997 (the "CIC Agreement"). In the event there is a Change of Control under the CIC Agreement prior to termination of this Agreement, Employee, if he shall so elect, shall be entitled to all benefits under the CIC Agreement as if he were a Top-5 Officer of Employer at such time; provided, however, that Employee shall not be entitled to duplicate benefits under this Agreement and the CIC Agreement and the provisions of the CIC Agreement providing benefits to Employee shall be deemed to satisfy the like benefit obligations under this Agreement.
         xii)     TERMINATION.
                  (1) IN GENERAL. This Agreement shall terminate only upon the expiration of its Term, unless terminated sooner as set forth below; provided, however, that certain obligations of the parties hereto shall survive termination of the Agreement, as may be specified herein.
                  (2) INVOLUNTARILY, FOR "CAUSE" BY EMPLOYER. Employer hereby specifically reserves the right to terminate the Term for Special Assignment under Paragraph 2 and Compensation and employee benefits otherwise due in the future under Paragraphs 3 through 9


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immediately "for cause"; provided, however, that such termination shall not apply or cause a forfeiture of any benefits with respect to which Employee has a vested interest or in contravention to his rights under ERISA with respect to such plan or program. As used herein, the term "for cause" shall mean willful misconduct or gross negligence causing demonstrable injury to the reputation of the Employer and its affiliates, material breach of this Agreement, theft from the Employer, or interference with the business operations of the Employer.
                  Notwithstanding the foregoing, before Employer can terminate this Agreement "for cause," (a) Employee must be given thirty (30) days' advance written notice of the act giving rise to the reason "for cause," and the opportunity to cure (if it can be cured), and (b) Employer must obtain the consent of the majority of its Board of Directors to invoke such termination; and, provided further, that the term "interference with the business operations of Employer" shall not be deemed to include Employee discharging his ordinary duties as an employee of any subsequent employer.
                  (3) VOLUNTARILY, BY EMPLOYEE. Employee may terminate his employment under this Agreement prior to the conclusion of the term of this Agreement at any time upon reasonable notice to Employer. At such time, Employee will be entitled to Retire hereunder.
                  (4) AUTOMATICALLY, BY EMPLOYEE COMMENCING REGULAR, FULL-TIME EMPLOYMENT PRIOR TO TERMINATION OF AGREEMENT. In the event Employee commences regular, full-time employment prior to April 30, 2003, (and not by reason of termination of employment by Employer under Section 12b. above), this Agreement shall terminate (subject to the survival provisions in Paragraph 23), and Employer shall be obligated to make such payments and provide such coverages or benefits as follows:
                           a. Compensation and Retirement Plans: Employer shall
                  pay to


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                  Employee the amounts of Compensation and Employer
                  contributions that otherwise would have been paid, accrued or reserved with respect to, or contributed on behalf of Employee had the Agreement not terminated prior to April 30, 2003.
                           b. Employee Benefit Plans: Health, Medical, Dental,
                  and Vision, coverage shall cease. Executive Life Insurance coverage shall continue as set forth in Paragraph 7c. herein. Disability Coverage, Liability Coverage, and Perks/Fringes, all as set forth in Sections 7d. through 7f. shall cease. However, Employer shall pay Employee the value of the employer contributions that otherwise would have been paid, accrued or reserved with respect to, or contributed on behalf of Employee had the Agreement not terminated. For purposes of Perks/Fringes, the value for each month of such benefits shall be equal to the average of the amounts paid, accrued, or reserved on behalf of Employee, or reimbursed to Employee during the prior twelve (12) month period.
                           c. Stock Options, and Restricted Stock: Employee
                  shall be given the opportunity to Retire at the time of termination of this Agreement. If he so elects, then he shall be treated under Sections 4 and 5 of this Agreement as if he retired at April 30, 2003.

         xiii) CONFIDENTIAL INFORMATION. Employee agrees that in addition to any other limitations to which he already is subject, regardless of the circumstances of the termination of his at-will employment with Employer, he will not communicate to any person, firm, or corporation any confidential information relating to customer lists, prices, trade secrets, advertising, or any other confidential knowledge which he has or might from time to time acquire


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with respect to the business of Employer or any of its affiliates or subsidiaries. This provision shall not apply to information required to be disclosed by law or by court order.
         xiv) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Employer, Employee, and each of their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable; provided, however, that neither this Agreement nor any rights or obligations hereunder will be assignable or otherwise subject to hypothecation by Employee (except by will, designation of a beneficiary to receive post-death payments hereunder, or by operation of the laws of intestate succession) or by the Employer, except that Employer may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Employer, if such successor expressly agrees to assume the obligations of Employer hereunder.
         xv) ENTIRETY. This Agreement embodies the entire understanding and agreement between the parties relative to the subject matter hereof.
         xvi) CONTROLLING LAW. The interpretation and performance of this Agreement shall be governed by the laws of the State of Ohio, to the extent not otherwise preempted by the Employee Retirement Income Security Act of 1974 ("ERISA").

         xvii) FURTHER ASSISTANCE. Following the date of execution of this Agreement, Employee agrees to make himself available for reasonable amounts of time upon reasonable notice, at the request of Employer or its attorneys, with respect to pending or threatened litigation or arbitration proceedings brought by or against Employer or any of its affiliates.
         Employee agrees that, for reasonable amounts of time, and upon reasonable notice, he will consult with Employer or its attorneys regarding threatened or pending litigation and/or


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arbitration proceedings and provide deposition testimony or testimony at hearings or trial without the need for a subpoena. Employer agrees to reimburse Employee for reasonable and documented travel costs and travel expenses in connection with such consultation or testimony. Employer also agrees that in connection with such testimony, Employee will be accompanied by an attorney selected by and paid for by Employer. Such assistance by Employee shall not be required to the extent it interferes with subsequent employment obligations of Employee to any new, subsequent employer.
         xviii) MUTUAL RELEASE. EMPLOYER, ON BEHALF OF ITSELF, ITS CURRENT OR FORMER SUBSIDIARIES, THEIR DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, AGENTS, REPRESENTATIVES, INSURERS, SUCCESSORS AND ASSIGNS, AND EMPLOYEE, ON BEHALF OF HIMSELF, HIS HEIRS, AGENTS, SUCCESSORS, ASSIGNS AND REPRESENTATIVES, HEREBY MUTUALLY WAIVE, RELEASE AND DISCHARGE EACH OTHER; AND THE PERSONS AND ORGANIZATIONS IDENTIFIED PREVIOUSLY IN THIS SENTENCE (COLLECTIVELY, "PERSONS"), WITH RESPECT TO ANY AND ALL CAUSES OF ACTION, CLAIMS, LIABILITIES AND DEMANDS OF ANY NATURE, WHETHER KNOWN OR UNKNOWN, RESULTING FROM OR BASED UPON, DIRECTLY OR INDIRECTLY, EMPLOYEE'S EMPLOYMENT RELATIONSHIP WITH THE ABOVE DESCRIBED PARTIES AND FOR EMPLOYEE INCLUDING, BUT NOT LIMITED TO, ANY ACTIONS, CLAIMS, LIABILITIES OR DEMANDS CONCERNING, BASED UPON OR ARISING OUT OF ANY ALLEGED WRONGFUL TERMINATION, BREACH OF EMPLOYMENT CONTRACT, BREACH OF THE IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING, DEFAMATION, WORKERS' COMPENSATION, INTENTIONAL OR NEGLIGENT


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INFLICTION OF EMOTIONAL DISTRESS, OR DISCRIMINATION BASED ON RACE, NATIONAL
ORIGIN, SEX, RELIGION, AGE OR HANDICAP, (INCLUDING, WITHOUT LIMITATION, CLAIMS OR RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 AS AMENDED OR SIMILAR STATE LAWS). THIS RELEASE DOES NOT COVER ANY RIGHTS EMPLOYEE MAY HAVE UNDER THE PENSION INVESTMENT PLAN, THE EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN, THE DEFERRED COMPENSATION SAVINGS PLAN, AND THE PENSION INVESTMENT EQUALIZATION PLAN, OR ANY OTHER PLAN COVERED BY ERISA, NOR DOES IT COVER ANY ACT, ACTIONS, OR OMISSION BY ANY PERSON OCCURRING ON OR AFTER THE EFFECTIVE DATE, OR ANY BREACH BY ANY PERSON OF THIS AGREEMENT.
         xix) RIGHT TO ATTORNEY; OPPORTUNITY TO REVIEW. Employee represents and agrees that: (i) he fully understands his right to have this Agreement reviewed by and to discuss all aspects of this Agreement with his private attorney and that to the extent, if any, he desires, he has availed himself to this right;
(ii) he has had a period of not less than 21 days within which to review and consider this Agreement and has used as much of this 21 day period as he desired prior to executing the same; and (iii) he is voluntarily entering into this Agreement.
xx) NONDISCLOSURE. Employer and Employee agree that the terms and provisions of this Agreement and all events leading thereto are to remain confidential and shall not be discussed by either of them, after the date of execution of this Agreement, with anyone other than his attorneys, tax and financial planning advisors (and for Employee, immediate family members) or as otherwise required by law. Employer specifically agrees that Employee may discuss the reasons his employment with Employer terminated, provided that Employee does not disparage


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or malign Employer. Employee further agrees that if any unauthorized disclosures are made, this Employment Agreement, if the Employer so elects, shall be null and void and Employee, if the Employer elects, shall be liable to return the monies paid hereunder to the Employer, it being understood, that Employer shall act in good faith in exercising its rights hereunder including undertaking a good faith investigation and shall give Employee prior notice of its intentions hereunder. Employer agrees that the terms and provisions of this Agreement and all events leading thereto are to remain confidential and shall not be discussed by agents or employees of Employer with anyone other than its attorney, persons necessary for purposes of implementing this Agreement, or as otherwise required by law.
         xxi) INDEMNIFICATION. Nothing in this Agreement shall terminate any obligation of Employer to defend or indemnify Employee for any act, action, or omission by Employee while he was acting in the course and scope of his employment prior to the Effective Date or during the Term of this Agreement, as may be evidenced by any indemnification agreement between the parties, by-laws of Employer, or insurance carried by Employer for this purpose; it being expressly understood that the indemnification protection afforded Employee prior to the Effective Date is to continue after the Effective Date.
         xxii) NO OTHER REPRESENTATIONS. The making, execution and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those expressed or referred to herein.
         xxiii) SURVIVAL. To the extent not otherwise inconsistent with any other provision of this Agreement, the provisions of Paragraphs 4, 5, 7b., 7c., 9, 12d., 13, 17, 18, 20, and 21 shall remain in full force and effect after termination or expiration of this Agreement for any reason.


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         xxiv) ENFORCEABILITY. This Agreement may be revoked by Employee during the seven-day period immediately following the date he executes this Agreement.
         xxv) ATTORNEYS' FEES. Employer shall pay the attorneys' fees of Employee's attorney incurred in the consultation, negotiation, and preparation of this Agreement.
         xxvi) MUTUALLY ACCEPTABLE REFERENCE. Employer and Employee have agreed upon a mutually acceptable reference and explanation for Employee's termination of employment. Such reference and explanation is attached as Exhibit A hereto. Employer and Employee agree to use Exhibit A to explain Employee's termination of employment or as a reference when so requested, and no Person shall make statements inconsistent with the reference and explanation in Exhibit A.
         xxvii) APPROVALS AND CONSENTS. Employer will obtain such approvals and consents as are necessary under relevant law or its by-laws to effectuate and deliver, with proper authority, its commitments hereunder, including, without limitation, the approval of The Compensation and Management Development Committee of Employer's Board of Directors with respect to Management of the Employer's recommendation concerning Restricted Stock as described in Paragraph 5 herein. In the event it fails to do so, Employee may rescind this Agreement, including the Release herein, and shall not be obligated to repay or reimburse Employee for any amounts paid hereunder.
         You may revoke this agreement during the seven (7) day period immediately following the date you execute it. This agreement will not become effective until the end of this seven (7) day period.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates indicated below.


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         READ CAREFULLY.   THIS DOCUMENT CONTAINS A RELEASE.

THE SHERWIN-WILLIAMS COMPANY           LARRY J. PITORAK


By:               /s/                                   /s/
   -----------------------------       -------------------------------------

Title:                                 Date:
      --------------------------            --------------------------------

Date:
     ---------------------------





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